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                                                                   EXHIBIT 99.3

                 [WASSERSTEIN PERELLA & CO., INC. LETTERHEAD]

                               OFFER TO EXCHANGE
         NOT MORE THAN [   ] NOR LESS THAN [   ] OF A SHARE OF CLASS A
 COMMON STOCK, $100 PAR VALUE PER SHARE, OF VIACOM INTERNATIONAL INC. FOR EACH
  SHARE OF CLASS A COMMON STOCK, $0.01 PAR VALUE PER SHARE, OR CLASS B COMMON
               STOCK, $0.01 PAR VALUE PER SHARE, OF VIACOM INC.


  THE EXCHANGE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
  12:00 MIDNIGHT, NEW YORK CITY TIME, ON [     ], 1996, UNLESS THE EXCHANGE
                             OFFER IS EXTENDED.


                                                                  [     ], 1996

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

  Reference is made to the enclosed Offering Circular - Prospectus dated
[     ], 1996 (the "Offering Circular - Prospectus") and the related Letter of
Transmittal (the "Letter of Transmittal"), which together constitute the offer of Viacom Inc. to its stockholders (the "Exchange Offer") to exchange a total
of      shares of VII Cable Class A Common Stock having a par value of $100
per share and an aggregate par value of [$   million] for shares of Viacom
Class A Common Stock and/or Viacom Class B Common Stock, at an Exchange Ratio, specified by tendering stockholders, not greater than [ ] nor less than [ ] of a share of VII Cable Class A Common Stock for each share of Viacom Class A Common Stock or Viacom Class B Common Stock tendered and exchanged, upon the terms and subject to the conditions set forth herein and in the related Offering Circular - Prospectus. See "Transaction Overview", "Summary", "The Transaction" and "The Exchange Offer--Certain Conditions of the Exchange Offer" in the Offering Circular - Prospectus. Capitalized terms used herein shall have the meanings ascribed to them in the Offering Circular -
 Prospectus.

  We have been appointed by Viacom to act as the Dealer Manager in connection with the Exchange Offer. Your attention is directed to the Offering Circular -
 Prospectus, which should be read by you in its entirety.

  HOLDERS OF SHARES OF VIACOM COMMON STOCK ELECTING TO TENDER SUCH SHARES IN THE EXCHANGE OFFER SHOULD NOT EXPECT TO TAKE PHYSICAL DELIVERY OF SHARES OF VII CABLE CLASS A COMMON STOCK WHICH THEY WILL HAVE THE RIGHT TO RECEIVE IN EXCHANGE FOR SHARES OF VIACOM COMMON STOCK AFTER THE CONSUMMATION OF THE STOCK ISSUANCE (AS DEFINED IN THE OFFERING CIRCULAR - PROSPECTUS).

  The Exchange Offer will expire at 12:00 Midnight, New York City time (the
"Expiration Time"), on [     ], 1996 (the "Expiration Date"), unless extended,
in which case the terms "Expiration Time" and "Expiration Date" shall mean the last time and date to which the Exchange Offer is extended. The proration period and withdrawal rights will also expire at the Expiration Time on the Expiration Date. If more shares of Viacom Common Stock than are necessary to reach the Trigger Amount are validly tendered and not properly withdrawn in the Exchange Offer at Exchange Ratios at or below the Final Exchange Ratio as provided in the Offering Circular - Prospectus, the shares of Viacom Common Stock so tendered and not properly withdrawn at such Exchange Ratios shall be accepted for exchange on a pro rata basis in accordance with the terms set forth in the Offering Circular - Prospectus under "The Exchange Offer--Terms of the Exchange Offer."
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  For your information and for forwarding to your clients for whom you hold shares of Viacom Common Stock registered in your name or in the name of your nominee or who hold shares of Viacom Common Stock registered in their own names, we are enclosing the following documents:

    1. The Offering Circular - Prospectus;

    2. The Letter of Transmittal, including the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for your use and for the information of your clients;

    3. A letter that may be sent to your clients for whose account you hold shares of Viacom Common Stock registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

    4. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the certificates for shares of Viacom Common Stock are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York, the Exchange Agent, on or prior to the Expiration Date; and

    5. A return envelope addressed to the Exchange Agent.

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE EXCHANGE OFFER, PRORATION PERIOD AND WITHDRAWAL
RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON [  DAY], [     ],
1996, UNLESS EXTENDED BY VIACOM AS PROVIDED IN THE OFFERING CIRCULAR - PROSPECTUS. EXCEPT AS OTHERWISE PROVIDED IN THE OFFERING CIRCULAR - PROSPECTUS OR THE LETTER OF TRANSMITTAL, TENDERS ARE IRREVOCABLE.

  Viacom will not pay any fees or commissions to a broker or dealer or other person (other than the Dealer Manager, the Information Agent and the Exchange Agent as described in "The Exchange Offer--Fees and Expenses" in the Offering Circular - Prospectus) in connection with soliciting tenders of shares of Viacom Common Stock pursuant to the Exchange Offer. Viacom will, however, upon request reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Viacom will pay all transfer taxes, if any, applicable to the transfer and sale of Viacom Common Stock to it or its order pursuant to the Exchange Offer, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

  To participate in the Exchange Offer, certificate(s) for shares of Viacom Common Stock or a confirmation of any book-entry transfer into the Exchange Agent's account at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company of shares of Viacom Common Stock tendered electronically, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any required signature guarantees, or an Agent's Message (as defined in the Offering Circular - Prospectus) in connection with a book-entry transfer of shares, and any other documents required by the Letter of Transmittal must be received by the Exchange Agent as indicated in the Letter of Transmittal and the Offering Circular - Prospectus on or prior to the Expiration Time on the Expiration Date.

  Holders whose stock certificate(s) representing shares of Viacom Common Stock are not immediately available or who cannot deliver their certificate(s) and all other required documents to the Exchange Agent on or prior to the Expiration Time on the Expiration Date or who cannot complete the procedure for delivery by book-entry transfer on a timely basis may tender their shares of Viacom Common Stock pursuant to the guaranteed delivery procedure set forth in the Offering Circular - Prospectus under "The Exchange Offer--Guaranteed Delivery Procedure."

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  Any inquiries you may have with respect to the Exchange Offer should be addressed to the Dealer Manager or the Information Agent at their respective addresses and telephone numbers set forth on the back cover page of the Offering Circular - Prospectus. Additional copies of the enclosed material may be obtained from the undersigned, Wasserstein Perella & Co., Inc., telephone
(212) 969-2700 (call collect), or the Information Agent, Georgeson & Company Inc., at (212) 440-9800 (call collect), or from brokers, dealers, commercial banks or trust companies.

                                          Very truly yours,

                                          WASSERSTEIN PERELLA & CO., INC.

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF VIACOM, VIACOM INTERNATIONAL, THE EXCHANGE AGENT, THE INFORMATION AGENT, THE DEALER MANAGER, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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                        WASSERSTEIN PERELLA & CO., INC.


To Stockholders in Arizona, Florida, Nebraska,
  North Carolina, North Dakota, Oklahoma and Vermont:

  Enclosed on behalf of Viacom Inc. ("Viacom") is certain information with respect to the Exchange Offer by Viacom. In order to comply with the securities laws and regulations of your state, Wasserstein Perella & Co., Inc. ("Wasserstein Perella") is mailing the enclosed materials on behalf of Viacom.

  Wasserstein Perella is forwarding the enclosed materials as an accommodation to Viacom and is not by this letter making a solicitation or recommendation with respect to the matters set forth in the enclosed materials, nor does Wasserstein Perella assume any responsibility for the accuracy or completeness of the statements made therein.

                                          WASSERSTEIN PERELLA & CO., INC.